Exhibit 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports Third Quarter 2022 Financial Results

•	INBRIJA® (levodopa inhalation powder) Q3 2022 U.S. net revenue of $7.8 million; 1% increase over Q3 2021

•	AMPYRA® (dalfampridine) Q3 2022 net revenue of $21.1 million; 5% increase over Q3 2021

•	$16.5M award and royalty/supply relief in AMPYRA arbitration case

•	Special Meeting of Stockholders scheduled for November 4, 2022

•	Company will not use shares for December 2022 interest payment on secured debt

•	2022 guidance reaffirmed, 2023 through 2027 guidance provided

PEARL RIVER, N.Y. – November 1, 2022 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a business update and reported its financial results for the third quarter ended September 30, 2022.

“The AMPYRA arbitration ruling was a major milestone for Acorda, providing a significant cash infusion and, even more importantly, the ability for us to obtain AMPYRA supply at far more competitive rates. We expect this to significantly enhance the value of this product to the company,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “We are also pleased that INBRIJA continued to recover from the impact of the pandemic surge in the first quarter of this year. Independent sources show that INBRIJA is the market leader for on-demand treatments in Parkinson’s disease, with a 67% share. Our highest priority now is to increase the size of the overall on-demand market by educating health care professionals and people with Parkinson’s about how important it is to address OFF periods.”

Regarding the Special Meeting of Stockholders, Dr. Cohen added, “The board of directors and I urge all shareholders to vote FOR Proposal 2, to authorize the reverse stock split, in advance of the meeting on November 4. This is critical to ensure that we are not de-listed from Nasdaq, which could hamper our ability to execute on our business plan and could result in our being in default to our debtholders.”

Third Quarter 2022 Financial Results

For the quarter ended September 30, 2022, the Company reported INBRIJA worldwide net revenue of $8.8 million, of which $7.8 million was derived from sales in the U.S., a 1% increase compared to the same quarter in 2021. The Company also reported Ex-U.S. INBRIJA net revenue of $1.0 million in the third quarter related to the Esteve launch in Germany.

For the quarter ended September 30, 2022, the Company reported AMPYRA net revenue of $21.1 million, compared to $20.0 million for the same quarter in 2021. As previously disclosed, AMPYRA lost its exclusivity and generics entered the market in 2018, and the Company expects AMPYRA revenue to continue to decline.

Research and development (R&D) expenses for the quarter ended September 30, 2022 were $1.4 million, including negligible share-based compensation expenses, compared to $1.9 million, including $0.2 million of share-based compensation for the same quarter in 2021.

Sales, general and administrative (SG&A) expenses for the quarter ended September 30, 2022 were $23.0 million, including $0.4 million of share-based compensation, compared to $29.6 million, including $0.6 million of share-based compensation for the same quarter in 2021.

Change in fair value of derivative liability for the quarter ended September 30, 2022 was negligible, compared to $(0.3) million for the same quarter in 2021.

Provision for income taxes for the quarter ended September 30, 2022 was $1.4 million, compared to a benefit from income taxes of $3.1 million for the same quarter in 2021.

The Company reported a GAAP net loss of $13.9 million for the quarter ended September 30, 2022, or $0.57 per diluted share. GAAP net loss in the same quarter of 2021 was $27.1 million, or $2.43 per diluted share.

Non-GAAP net loss for the quarter ended September 30, 2022 was $13.3 million, or $0.55 per diluted share. Non-GAAP net loss in the same quarter of 2021 was $15.9 million, or $1.43 per diluted share. This quarterly non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, changes in the fair value of derivative liability related to our 2024 convertible senior secured notes, and expenses that pertain to non-routine corporate restructurings. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At September 30, 2022, the Company had cash, cash equivalents, and restricted cash of $34.2 million, compared to $65.2 million at year end 2021. Restricted cash includes $12.4 million in escrow related to the semi-annual interest payment to the holders of its 6.00% convertible senior secured notes (Convertible Notes). Cash at September 30, 2022 does not include the $16.5 million arbitration award, which amount was received in October 2022

Special Meeting of Stockholders November 4, 2022

Acorda will hold a Special Meeting of Stockholders on Friday, November 4 (the Special Meeting). Acorda’s CEO, board and the three leading proxy advisory firms recommend that shareholders vote FOR both of the following proposals to be addressed at the meeting:

•

Reverse Stock Split Proposal: To authorize Acorda’s Board of Directors to implement a reverse stock split of its common stock at a ratio of any whole number in the range of 1-for-2 to 1-for-20 within one year of the Special Meeting. This proposal is critical to get Acorda’s stock price above $1.00 per share in order to avoid being delisted from Nasdaq. Delisting could put the company in default to the holders of its Convertible Notes, potentially requiring Acorda to liquidate or file for bankruptcy. In a reverse stock split, shareholders would hold the exact same percentage of Acorda stock, with the same value as they did prior to the split.

•

Adjournment Proposal: To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Reverse Stock Split Proposal at the time of the Special Meeting, or in the absence of a quorum.

AMPYRA Arbitration

On October 16, 2022 we announced that an arbitration panel issued a final decision in a dispute with Alkermes PLC (Nasdaq: ALKS) regarding licensing royalties relating to AMPYRA (dalfampridine). Acorda was awarded $15 million plus prejudgment interest of $1.5 million from Alkermes. In addition, as a result of the panel’s ruling, Acorda will no longer have to pay Alkermes any royalties on net sales for license and supply of AMPYRA, and Acorda is now free to use alternative sources for supply of AMPYRA, which it has already secured.

2022 – 2027 Financial Guidance

For the full year 2022, Acorda continues to expect AMPYRA net revenue to be $68 – $78 million, and adjusted operating expenses to be $110 – $120 million. The financial guidance provided below includes non-GAAP projections of adjusted operating expenses (adjusted OPEX) and adjusted earnings before income taxes depreciation and amortization (adjusted EBITDA), as described below under “Non-GAAP Financial Measures.”

Guidance Ranges in U.S.$M	2022	2023	2024	2025	2026	2027
(unaudited)
NET REVENUE
Inbrija U.S.	$27.8 - $28.7	$37.1 - $41.1	$50.1 - $55.3	$59.7 - $65.9	$64.1 - $70.9	$71.4 - $78.9
Inbrija OUS	$2.8 - $2.9	$7.3 - $8.1	$12.0 - $13.2	$22.7 - $25.1	$33.1 - $36.6	$45.0 - $49.7

Inbrija Sales	$30.6 - $31.6	$44.4 - $49.2	$62.1 - $68.5	$82.4 - $91.0	$97.2 - $107.5	$116.4 - $128.6
Ampyra U.S.	$71.4 - $73.6	$64.6 - $71.4	$61.5 - $68.0	$59.5 - $65.8	$57.6 - $63.7	$55.8 - $61.7
Fampyra Royalty	$12.0 - $12.4	$9.5 - $10.5	$8.6 - $9.5	$7.6 - $8.4	$7.6 - $8.4	$6.7 - $7.4

Ampyra Sales	$83.4 - $86.0	$74.1 - $81.9	$70.1 - $77.5	$67.1 - $74.2	$65.2 - $72.1	$62.5 - $69.1
ARCUS Development	$0.0 - $0.0	$1.1 - $1.3	$1.5 - $1.6	$1.5 - $1.6	$1.5 - $1.6	$1.5 - $1.6
Neurelis Royalty	$2.0 - $2.1	$1.7 - $1.9	$0.4 - $0.5	$0.0 - $0.0	$0.0 - $0.0	$0.0 - $0.0

Net Revenue	$116.0 - $119.7	$121.3 - $134.3	$134.1 - $148.1	$151.0 - $166.8	$163.9 - $181.2	$180.4 - $199.3
Adjusted OPEX	$113.7 - $117.1	$90.0 - $99.4	$90.6 - $100.2	$93.5 - $103.3	$96.3 - $106.4	$99.2 - $109.6
Adjusted EBITDA	$(13.5) - $(13.9)	$29.0 - $32.1	$40.8 - $45.1	$58.3 - $64.5	$72.1 - $79.7	$89.3 - $98.7
Ending Cash Balance	$43.2 - $44.5	$51.6 - $57.0	$72.8 - $80.4	$102.2 - $113.0	$138.5 - $153.1	$183.5 - $202.8
Cash Flow	$(21.0) - $(21.7)	$9.9 - $11.0	$21.2 - $23.4	$29.4 - $32.5	$36.3 - $40.1	$45.0 - $49.7

Webcast and Conference Call

The Company will host a conference call and webcast in conjunction with its fourth quarter/year end 2022 update and financial results today at 4:30 p.m. EST.

To participate in the Webcast, please use the following registration link:

•	https://event.on24.com/wcc/r/4001897/47AF8C7CC150301C8AFD48F0F7E389AF

If you register for the Webcast, you will have the opportunity to submit a written question for the Q&A portion of the presentation. After you have registered, you will receive a confirmation email with the Webcast details. On the day of the Webcast, you will receive an email 2 hours prior to the start of the Webcast with the link to join. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 7:30 p.m. ET on November 1, 2022 until 11:59 p.m. ET on December 1, 2022. To access the replay, please dial 1 866 813 9403 (domestic) or +44 204 525 0658 (international); reference code 945092. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income (loss), adjusted to exclude the items below, and has provided 2022-2027 adjusted operating expense and adjusted EBITDA guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of non-GAAP net income

(loss), when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra royalty monetization and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) expenses that pertain to corporate restructurings which are not routine to the operation of the business, and (v) changes in the fair value of derivative liability relating to the 2024 convertible senior secured notes, which is a non-cash charge and not related to the operation of the business. The Company believes its non-GAAP net income (loss) measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding the Company’s projected operating performance. In addition, management uses this non-GAAP financial measure to establish budgets and operational goals, to manage the Company’s business, and to evaluate its performance.

In addition to non-GAAP net income (loss), we have provided non-GAAP projections of adjusted OPEX and adjusted EBITDA. Adjusted OPEX includes (i) research and development expenses and (ii) selling, general, and administrative expenses and excludes (i) costs of goods sold, (ii) amortization of intangible assets, (iii) change in fair value of derivative liability, and (iv) change in fair value of acquired contingent liability. Adjusted EBITDA is GAAP net income (loss) before income taxes excluding (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) interest due on our convertible debt, (iii) non-cash interest charges related to the accounting for our convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra royalty monetization and acquired Biotie debt, (iv) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (v) expenses that pertain to corporate restructurings which are not routine to the operation of the business, and (vi) changes in the fair value of derivative liability relating to the 2024 convertible senior secured notes, which is a non-cash charge and not related to the operation of the business. We are unable to reconcile these forward-looking non-GAAP measures to GAAP due to the forward-looking nature of the adjustments that are needed to determine this information, which includes information regarding future compensation charges, future changes in the market price of our common stock, and changes in the fair value of derivative and contingent liabilities, none of which are available at this time.

Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP, and the calculation of the non-GAAP financial measures included herein may differ from similarly titled measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to corporate restructurings not routine to the operation of our business, (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock, and (iii) other items as set forth above that are not ascertainable at the present time. We believe these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding expected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company’s business and evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates affecting our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock and our credit agreements, including the potential delisting of our common stock from the Nasdaq Global Select Market which could result in a default under the indenture dated as of December 23, 2019 for Acorda’s 6.00% convertible senior secured notes, and could prevent the implementation of our business plan, and the success of actions that we may take, such as a reverse stock split, in order to attempt to maintain such listing and avoid a default; risks related to the successful implementation of our business plan, including the accuracy of its key assumptions; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA or AMPYRA to meet market demand; our reliance on third-party manufacturers for the timely production of commercial supplies of INBRIJA and AMPYRA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA or AMPYRA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; our ability to satisfy our obligations to distributors and collaboration partners outside the U.S. relating to commercialization and supply of INBRIJA and AMPYRA; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

The Proxy Statement

On September 22, 2022, the Company filed the Notice of Special Meeting and Proxy Statement (the “Proxy Statement”) and definitive form of proxy card with the United States Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. On October 7, 2022, the Company filed a Supplement to the Proxy Statement (the “Supplement”). Investors and stockholders are strongly encouraged to read the Proxy Statement and Supplement, the accompanying proxy card, and other documents filed by the Company in their entirety, as they contain important information.

We urge Stockholders to review the Proxy Statement. Stockholders can obtain copies of the Proxy Statement, Supplement, any other amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Investors section of our website at www.acorda.com. You may also obtain additional copies of the Proxy Statement and other proxy solicitation materials by contacting our proxy solicitor, D.F. King & Co., Inc., as directed above.

Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Cash and cash equivalents	$20,696	$45,634
Restricted cash - short term	13,232	13,400
Trade receivable, net	14,690	17,002
Other current assets	7,822	7,573
Inventories, net	15,252	18,548
Property and equipment, net	2,825	4,382
Intangible assets, net	312,779	335,980
Restricted cash - long term	255	6,189
Right of use assets, net	5,541	6,751
Other assets	247	11

Total assets	$393,339	$455,470

Liabilities and stockholders’ equity
Accounts payable, accrued expenses and other current liabilities	$38,210	$39,450
Current portion of lease liability	1,454	8,186
Current portion of royalty liability	—	4,460
Current portion of contingent consideration	2,359	1,929
Convertible senior notes	162,760	151,025
Derivative liability related to conversion option	—	37
Non-current portion of acquired contingent consideration	35,241	47,671
Non-current portion of lease liability	4,612	4,086
Non-current portion of loans payable	24,929	27,645
Deferred tax liability	42,228	13,930
Other long-term liabilities	5,780	5,914
Total stockholder’s equity	75,766	151,137

Total liabilities and stockholders’ equity	$393,339	$455,470

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Net product revenues	$29,964	$27,851	$76,023	$81,297
Royalty revenues	$3,047	$3,605	$10,573	$10,807
License revenue	$500	$—	$500	$—

Total revenues	33,511	31,456	87,096	92,104
Costs and expenses:
Cost of sales	11,005	13,303	25,772	36,589
Research and development	1,383	1,931	4,602	9,054
Selling, general and administrative	22,997	29,623	80,002	95,959
Amortization of intangible assets	7,691	7,691	23,073	23,073
Change in fair value of derivative liability	—	(288)	(37)	(868)
Change in fair value of acquired contingent consideration	(4,576)	2,205	(10,709)	(4,224)

Total operating expenses	38,500	54,465	122,703	159,583

Operating loss	$(4,989)	$(23,009)	$(35,607)	$(67,479)
Other expense, (net)	(7,449)	(7,167)	(21,214)	(22,696)

Loss before income taxes	(12,438)	(30,176)	(56,821)	(90,175)
(Provision for) benefit from income taxes	(1,416)	3,105	(28,237)	6,788

Net loss	$(13,854)	$(27,071)	$(85,058)	$(83,387)

Net loss per common share - basic and diluted	$(0.57)	$(2.43)	$(4.69)	$(8.17)
Weighted average common shares - basic and diluted	24,290	11,131	18,148	10,204

Acorda Therapeutics, Inc.

Non-GAAP Net Loss and Net Loss per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP net loss	$(13,854)	$(27,071)	$(85,058)	$(83,387)
Pro forma adjustments:
Non-cash interest expense (1)	4,077	4,097	12,356	12,672
Change in fair value of acquired contingent consideration (2)	(4,576)	2,205	(10,709)	(4,224)
Restructuring costs (3)	—	2,432	251	4,582
Change in fair value of derivative liability (4)	—	(288)	(37)	(868)
Share-based compensation expenses included in Cost of Sales	—	2	1	18
Share-based compensation expenses included in R&D	13	225	65	599
Share-based compensation expenses included in SG&A	351	627	1,253	1,898

Total share-based compensation expenses	364	854	1,319	2,515

Total pro forma adjustments	(135)	9,300	3,180	14,677
Income tax effect of reconciling items above (5)	(673)	(1,827)	5,201	(10,727)

Non-GAAP net loss	$(13,316)	$(15,944)	$(87,079)	$(57,983)

Non-GAAP net loss per common share - basic and diluted	$(0.55)	$(1.43)	$(4.80)	$(5.68)
Weighted average common shares - basic and diluted	24,290	11,131	18,148	10,204

(1)	Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2)	Change in fair value of acquired contingent consideration related to the Civitas acquisition.
(3)	Costs associated with corporate restructurings which are not routine to the operation of the business.
(4)	Change in the fair value of the derivative liability related to the 2024 convertible senior secured notes.
(5)	Represents the tax effect of the non-GAAP adjustments.